
                                          EXHIBIT.99(A)

                         FLORIDA PROGRESS CORPORATION AND SUBSIDIARIES
                                   CONSOLIDATING STATEMENT OF INCOME
                                 For the year ended December 31, 1996
                                              (In millions)

                                            Florida     Florida     Progress                            Florida
                                            Progress     Power      Capital       FPC                   Progress
                                             Corp.       Corp.      Holdings    Del,Inc.     Elim.      Consol.
                                           ----------  ----------  ----------  ----------  ----------  ----------
REVENUES:
  Electric utility                               $0.0    $2,393.6        $0.0        $0.0        $0.0    $2,393.6
  Diversified                                   227.6         0.0     1,033.0         0.0      (496.3)      764.3
                                           ----------  ----------  ----------  ----------  ----------  ----------
                                                227.6     2,393.6     1,033.0         0.0      (496.3)    3,157.9
EXPENSES:                                  ----------  ----------  ----------  ----------  ----------  ----------
  Electric utility:
    Fuel used in generation                       0.0       409.7         0.0         0.0         0.0       409.7
    Purchased power                               0.0       531.6         0.0         0.0         0.0       531.6
    Energy conservation cost                      0.0        62.6         0.0         0.0         0.0        62.6
    Operations and maintenance                    0.0       413.4         0.0         0.0         0.0       413.4
    Depreciation                                  0.0       324.2         0.0         0.0         0.0       324.2
    Taxes other than income taxes                 0.0       183.6         0.0         0.0         0.0       183.6
                                           ----------  ----------  ----------  ----------  ----------  ----------
                                                  0.0     1,925.1         0.0         0.0         0.0     1,925.1
                                           ----------  ----------  ----------  ----------  ----------  ----------
  Diversified:
    Cost of sales                                 0.0         0.0       909.0         0.0      (266.1)      642.9
    Provision for loss on coal properties         0.0         0.0        40.9         0.0         0.0        40.9
    Other                                        10.1         0.0        59.1         0.0        (2.6)       66.6
                                           ----------  ----------  ----------  ----------  ----------  ----------
                                                 10.1         0.0     1,009.0         0.0      (268.7)      750.4
                                           ----------  ----------  ----------  ----------  ----------  ----------
INCOME FROM OPERATIONS                          217.5       468.5        24.0         0.0      (227.6)      482.4
                                           ----------  ----------  ----------  ----------  ----------  ----------
INTEREST EXPENSE AND OTHER:
  Interest expense                                1.3        98.4        37.3         0.0        (1.1)      135.9
  Allowance for funds used
   during construction                            0.0        (7.5)        0.0         0.0         0.0        (7.5)
  Preferred dividend requirements
   of Florida Power                               0.0         5.8         0.0         0.0         0.0         5.8
  Gain on sale of business                        0.0         0.0       (44.2)        0.0         0.0       (44.2)
  Other expense (income), net                    (1.0)        3.5        (7.8)        0.0         1.1        (4.2)
                                           ----------  ----------  ----------  ----------  ----------  ----------
                                                  0.3       100.2       (14.7)        0.0         0.0        85.8
                                           ----------  ----------  ----------  ----------  ----------  ----------
INCOME FROM CONTINUING OPERATIONS
  BEFORE INCOME TAXES                           217.2       368.3        38.7         0.0      (227.6)      396.6
  Income taxes                                   (7.2)      135.7        17.4         0.0         0.0       145.9
                                           ----------  ----------  ----------  ----------  ----------  ----------
NET INCOME FROM CONTINUING OPERATIONS           224.4       232.6        21.3         0.0      (227.6)      250.7
DISCONTINUED OPERATIONS, net of income tax        0.0         0.0       (26.3)        0.0         0.0       (26.3)
                                           ----------  ----------  ----------  ----------  ----------  ----------
                                               $224.4      $232.6       ($5.0)       $0.0     ($227.6)     $224.4
                                           ==========  ==========  ==========  ==========  ==========  ==========

                                    EXHIBIT.99(A)

                  FLORIDA PROGRESS CORPORATION AND SUBSIDIARIES
                              CONSOLIDATING BALANCE SHEET
                        For the year ended December 31, 1996
                                         (In millions)

                                          Florida     Florida     Progress                            Florida
                                         Progress     Power      Capital       FPC                   Progress
                                           Corp.       Corp.      Holdings    Del,Inc.     Elim.      Consol.
ASSETS                                   ----------  ----------  ----------  ----------  ----------  ----------
PROPERTY, PLANT AND EQUIPMENT:
Electric utility plant in service
    and held for future use                    $0.0    $5,965.6        $0.0        $0.0         0.0    $5,965.6
  Less: Accumulated depreciation                0.0     2,335.8         0.0         0.0         0.0     2,335.8
        Accumulated decommissioning
          for nuclear plant                     0.0       193.3         0.0         0.0         0.0       193.3
        Accumulated dismantlement
          for fossil plants                     0.0       119.6         0.0         0.0         0.0       119.6
                                         ----------  ----------  ----------  ----------  ----------  ----------
                                                0.0     3,316.9         0.0         0.0         0.0     3,316.9
  Construction work in progress                 0.0       140.3         0.0         0.0         0.0       140.3
  Nuclear fuel, net of amortization             0.0        59.9         0.0         0.0         0.0        59.9
                                         ----------  ----------  ----------  ----------  ----------  ----------
        Net electric utility plant              0.0     3,517.1         0.0         0.0         0.0     3,517.1
   Other property, net of depr.                 4.7        13.3       291.3         0.0         0.0       309.3
                                         ----------  ----------  ----------  ----------  ----------  ----------
                                                4.7     3,530.4       291.3         0.0         0.0     3,826.4
                                         ----------  ----------  ----------  ----------  ----------  ----------
CURRENT ASSETS:
  Cash and equivalents                         (0.6)        0.0         5.8         0.0         0.0         5.2
  Accounts receivable, net                      0.2        64.1        87.8       112.9         0.0       265.0
  Intercompany receivables                      3.9       110.6        23.9         0.0      (138.4)        0.0
  Current portion of leases & loans             0.0         0.0         0.9         0.0         0.0         0.9
  Inventories, primarily at ave. cost:
    Fuel                                        0.0        47.2        19.9         0.0         0.0        67.1
    Utility materials and supplies              0.0        95.4         0.0         0.0         0.0        95.4
    Diversified materials                       0.0         0.0       125.5         0.0         0.0       125.5
  Underrecovery of fuel cost                    0.0        82.6         0.0         0.0         0.0        82.6
  Other                                         0.3        41.8         5.2         0.0         0.0        47.3
                                         ----------  ----------  ----------  ----------  ----------  ----------
                                                3.8       441.7       269.0       112.9      (138.4)      689.0
                                         ----------  ----------  ----------  ----------  ----------  ----------
OTHER ASSETS:
  Investments:
    Leases & loans receivable, net              0.0         0.0        68.1         0.0         0.0        68.1
    Marketable securities                       0.0         0.0       217.9         0.0         0.0       217.9
    Joint ventures and partnerships             2.7         0.0        39.2         0.0         0.0        41.9
    Invest in consol affiliates             1,928.6         0.0         0.0         0.0    (1,928.6)        0.0
    Nuclear plt decommissioning fnd             0.0       207.8         0.0         0.0         0.0       207.8
  Def ins policy acquisition costs              0.0         0.0       120.9         0.0         0.0       120.9
  Other                                         3.0        84.1        89.2         0.0         0.1       176.4
                                         ----------  ----------  ----------  ----------  ----------  ----------
                                            1,934.3       291.9       535.3         0.0    (1,928.5)      833.0
                                         ----------  ----------  ----------  ----------  ----------  ----------
                                           $1,942.8    $4,264.0    $1,095.6      $112.9    (2,066.9)   $5,348.4
                                         ==========  ==========  ==========  ==========  ==========  ==========

                                 EXHIBI.99(A)

                  FLORIDA PROGRESS CORPORATION AND SUBSIDIARIES
                              CONSOLIDATING BALANCE SHEET
                        For the year ended December 31, 1996
                                         (In millions)

                                          Florida     Florida     Progress                            Florida
                                          Progress     Power      Capital       FPC                   Progress
                                           Corp.       Corp.      Holdings    Del,Inc.     Elim.      Consol.
CAPITAL AND LIABILITIES                  ----------  ----------  ----------  ----------  ----------  ----------
 COMMON STOCK EQUITY:
  Common stock                             $1,208.3    $1,004.4      $160.1        $0.0    (1,164.5)   $1,208.3
  Retained earnings                           716.5       821.1       (56.5)        0.0      (764.6)      716.5
  Unrealized loss on securities
    available for sale                         (0.6)        0.0        (0.6)        0.0         0.6        (0.6)
                                         ----------  ----------  ----------  ----------  ----------  ----------
                                            1,924.2     1,825.5       103.0         0.0    (1,928.5)    1,924.2
CUMULATIVE PREFERRED STOCK OF
FLORIDA POWER:
    Without sinking funds                       0.0        33.5         0.0         0.0         0.0        33.5
    With sinking funds                          0.0         0.0         0.0         0.0         0.0         0.0
 LONG-TERM DEBT                                  0.0     1,296.4       480.5         0.0         0.0     1,776.9
                                         ----------  ----------  ----------  ----------  ----------  ----------
TOTAL CAPITAL                               1,924.2     3,155.4       583.5         0.0    (1,928.5)    3,734.6
                                         ----------  ----------  ----------  ----------  ----------  ----------
CURRENT LIABILITIES:
  Accounts payable                              1.5       115.5        76.2         0.0         0.0       193.2
  Intercompany payables                         0.0        21.2         4.0       112.9      (138.1)        0.0
  Customers' deposits                           0.0        81.8         0.0         0.0                    81.8
  Income taxes payable                          1.7        10.4        15.7         0.0         0.0        27.8
  Accrued interest                              5.4        34.8         8.1         0.0         0.0        48.3
  Other                                         1.4        57.2        33.6         0.0        (0.3)       91.9
                                         ----------  ----------  ----------  ----------  ----------  ----------
                                               10.0       320.9       137.6       112.9      (138.4)      443.0
  Notes payable                                 0.0         4.1         0.0         0.0         0.0         4.1
  Current portion of long-term debt             0.0        21.3        13.6         0.0         0.0        34.9
                                         ----------  ----------  ----------  ----------  ----------  ----------
                                               10.0       346.3       151.2       112.9      (138.4)      482.0
                                         ----------  ----------  ----------  ----------  ----------  ----------
DEFERRED CREDITS AND OTHER LIABILITIES:
  Deferred income taxes                        (8.5)      472.3        11.6         0.0         0.0       475.4
  Unamortized investment tax credits            0.0        92.8         0.7         0.0         0.0        93.5
  Insurance policy benefit reserves             0.0         0.0       325.3         0.0         0.0       325.3
  Other postretirement benfit costs             1.0        96.5         2.5         0.0         0.0       100.0
  Other                                        16.1       100.7        20.8         0.0         0.0       137.6
                                         ----------  ----------  ----------  ----------  ----------  ----------
                                                8.6       762.3       360.9         0.0         0.0     1,131.8
                                         ----------  ----------  ----------  ----------  ----------  ----------
                                           $1,942.8    $4,264.0    $1,095.6      $112.9    (2,066.9)   $5,348.4
                                         ==========  ==========  ==========  ==========  ==========  ==========

                                  EXHIBIT.99(A)

                  FLORIDA PROGRESS CORPORATION AND SUBSIDIARIES
                   CONSOLIDATING STATEMENT OF RETAINED EARNINGS
                        For the year ended December 31, 1996
                                         (In millions)



                                          Florida     Florida     Progress                            Florida
                                          Progress     Power      Capital       FPC                   Progress
                                          Unconsol.    Corp.      Holdings    Del,Inc.     Elim.      Consol.
                                         ----------  ----------  ----------  ----------  ----------  ----------
 BALANCE AT BEGINNING OF YEAR                 $888.4      $761.1      $146.3        $0.0     ($907.4)     $888.4
   Net Income (loss)                           224.4       232.6        (5.0)        0.0      (227.6)      224.4
   Cash dividends at $2.06 per share          (199.5)     (171.2)      (26.9)        0.0       198.1      (199.5)
    Stock dividend - Echelon Corporation      (194.5)        0.0      (170.9)        0.0       170.9      (194.5)
   Preferred stock redemtion                    (2.3)       (1.4)        0.0         0.0         1.4        (2.3)
                                         ----------   ----------   ----------  ----------  ----------  ----------
BALANCE AT END OF YEAR                       $716.5       $821.1      ($56.5)       $0.0     ($764.6)     $716.5
                                         ==========   ==========   ==========  ==========  ==========  ==========